UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2009
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada		V6E 2R1
(Address of principal executive offices)		(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Director

Effective April 15, 2009, Canyon Copper Corp. (the “Company”) appointed James Yates to the Company’s Board of Directors.

Mr. Yates has over twenty years experience in the mineral exploration industry and has served as a director and officer of several public mining companies. From 1982 to 1988 he was the Founder, President and Director of Hycroft Resources who successfully brought the Crofoot Mine into production. Mr. Yates has overseen the corporate management and financing of a number of projects in North America including American Bullion Minerals, Zappa Resources, and Jersey Goldfields, having raised in excess of $20 million for mineral exploration development. Mr. Yates is currently a director of ESO Uranium Corp. (TSX-V: ESO), a mineral exploration company focused on uranium exploration, and Nevada Geothermal Power Inc. (TSX-V: NGP), a company engaged in producing geothermal electrical power from geothermal resources in the United States.

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

Approval of 1-for-3 Reverse Stock Split

On April 15, 2009, the Board of Directors of the Company approved a one-for-three reverse split of the Company’s common stock (the “Reverse Stock Split”). The Company’s Board of Directors believes that tightening the capital structure by completing the Reverse Stock Split will assist the Company in obtaining the financing required for growth and successful implementation of the Company’s business plan.

Upon completion of the Reverse Stock Split, the Company’s authorized capital of common stock will be decreased from 500,000,000 shares, par value $0.00001 per share, to 166,666,666 shares, par value $0.00001 per share, and the issued and outstanding common stock will be reduced from 76,881,399 shares to 25,627,133 shares. The Reverse Stock Split is expected to be effective on May 15, 2009.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: April 16, 2009
	By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer